EXHIBIT 99.2

TECHNOLOGY CONSULTING PARTNERS, INC.

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

(UNAUDITED)

The following unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Technology Consulting Partners, Inc. (“TCPI”) and TechnoConcepts, Inc. (“Techno”) (collectively called the “Company”) and reflects the acquisition of Techno by TCPI.  The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company.  The accompanying pro forma balance sheet has been presented as if the acquisition of Techno by TCPI occurred at the Company’s current fiscal year end date.  The accompanying pro forma statements of operations have been prepared as if the acquisition of Techno by TCPI occurred at the beginning of each of TCPI and TECHNO’s current fiscal year.  These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the Company’s current fiscal year.

Technology Consulting Partners, Inc.

Proforma Balance Sheet

December 31, 2003

Historical

Adjustments

Proforma

Technology

Consulting

TechnoConcepts

ASSETS

Current assets:

Cash

$       850

$      25,765

$   26,615

Equipment

170

1,570

1,740

Intellectual property

           --

  8,000,000

 8,000,000

Total assets

$    1,020

$ 8,027,335

$8,028,355

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Convertible notes payable

$          --

$   333,675

$   333,675

Accounts payable and

  accrued liabilities

--

461,617

461,617

Related party accrued expenses

      --

   340,000

   340,000

Total current liabilities

      --

 1,135,292

 1,135,292

Stockholders’ equity:

Preferred stock

--

16

(1)

16

32

Common stock

515,750

7,930

(1)

504,051

19,629

Additional paid-in capital

2,400

7,996,062

(2)

(517,430)

(1)

504,035

7,985,067

Subscription receivable

(4,008)

(4,008)

Deficit accumulated during

  development stage

 (517,430)

 (1,107,957)

(2)

517,430

 (1,107,957)

Total stockholders’ equity

      1,020

  6,892,043

  6,893,063

Total liabilities and

  Stockholders’ equity

$    1,020

$ 8,027,335

$ 8,028,355

See accompanying notes to Proforma Financial Statements.

Technology Consulting Partners, Inc.

Proforma Statement of Operations

December 31, 2003

Historical

Adjustments

Proforma

Technology

Consulting

TechnoConcepts

Revenue

$       720

$              --

$           720

General and administrative

58,348

1,107,214

1,167,048

Interest expense

            --

            743

             743

    58,348

  1,109,443

   1,167,791

Loss before income tax

   (57,628)

(1,109,443)

  (1,167,071)

Income tax

            --

               --

                --

Net loss

$ (57,628)

$(1,109,443)

$(1,167,071)

See accompanying notes to Proforma Financial Statements.

Technology Consulting Partners, Inc.

Notes to Proforma Financial Statements

NOTE 1 – Reflects the effect of the shares issued in the merger of Techno with and into TCPI.

NOTE 2 – Reflects the restructuring of equity resulting from the reverse acquisition.

PF-4